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                                                                    Exhibit 23.a


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-44806, No. 33-64143 and No. 333-21637) of BW/IP,
Inc. of our report dated January 28, 1997 appearing on page 34 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of this Form 10-K.



PRICE WATERHOUSE LLP


Los Angeles, California
March 28, 1997